Exhibit 5.1

A SPAC I Mini Acquisition Corp.	D:	+852 3656 6054 / +852 3656 6010
Ritter House	E:	nathan.powell@ogier.com
Wickhams Cay II		rachel.huang@ogier.com
PO Box 3170
Road Town
Tortola VG1110	Reference: NMP/RYH/181753.00013
British Virgin Islands

[●]

Dear Sirs

A SPAC I Mini Acquisition Corp. (Company number: 2116988) (the Company)

We have acted as counsel as to British Virgin Islands law to the Company in connection with the Company’s registration statement filed with the Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Securities Act), on Form F-4, such registration statement including all amendments or supplements to such form filed with the Commission (the Registration Statement). The Registration Statement relates to the transactions contemplated in the merger agreement dated 15 February 2023 as amended by the first amendment to the merger agreement dated 12 June 2023 and the second amendment to the merger agreement dated 6 December 2023 (together, the Agreement) by and among (i) NewGenIvf Limited, (ii) certain shareholders of NewGenIvf Limited, (iii) A SPAC I Acquisition Corp. (the Parent), (iv) the Company, (v) A SPAC I Mini Sub Acquisition Corp., pursuant to which the Company will issue the following securities as will be determined in accordance with the Agreement:

(a)	(i) 3,726,471 class A ordinary shares with no par value each to the existing shareholders of the Parent and (ii) [5,800,000] class A ordinary shares with no par value each to the existing shareholders of NewGenIvf Limited (together, the Class A Ordinary Shares);

(b)	8,320,000 warrants to purchase Class A Ordinary Shares to the existing warrant holders of the Parent (the Warrants);

(c)	8,320,000 Class A Ordinary Shares that may be issued upon exercise of the Warrants; and

(d)	690,000 Class A Ordinary Shares that may be issued upon exchange of the 6,900,000 rights held by the existing rights holders of the Parent (the Rights).

This opinion is given in accordance with the terms of the legal matters section of the Registration Statement.

Ogier	Partners Nicholas Plowman Nathan Powell Anthony Oakes Oliver Payne Kate Hodson David Nelson Michael Snape Justin Davis	Florence Chan* Lin Han† Cecilia Li** Rachel Huang** Richard Bennett**‡ James Bergstrom‡ Marcus Leese‡	* admitted in New Zealand † admitted in New York ** admitted in England and Wales ‡ not ordinarily resident in Hong Kong
Providing advice on British Virgin Islands, Cayman Islands and Guernsey laws

Floor 11 Central Tower
28 Queen’s Road Central
Central
Hong Kong

T +852 3656 6000
F +852 3656 6001
ogier.com

1	Documents

1.1	In preparing this opinion, we have reviewed copies of the following documents:

(a)	the Registration Statement;

(b)	the Agreement;

(c)	a draft assumption of warrant agreement between the Parent, the Company and Continental Stock Transfer & Trust Company as warrant agent (the Warrant Agreement) relating to the assumption by the Company of the warrant agreement dated 14 February 2022 between the Parent and Continental Stock Transfer & Trust Company;

(d)	the executed rights agreement dated 14 February 2022 between the Parent and Continental Stock Transfer & Trust Company (the Rights Agreement);

(e)	(i)	the constitutional documents and public records of the Company obtained from the Registry of Corporate Affairs in the British Virgin Islands on 10 November 2023 (the Company Registry Records);

(ii)	the public information revealed from a search of the electronic records of the Civil Division and the Commercial Division of the Registry of the High Court and of the Court of Appeal (Virgin Islands) Register, each from 1 January 2000, as maintained on the Judicial Enforcement Management System (the High Court Database) by the Registry of the High Court of the Virgin Islands on 10 November 2023 (the Court Records, together with the Company Registry Records, each as updated by update searches on [●], the Public Records);

(f)	the certificate of incumbency issued by the Company’s registered agent dated [●] (the Certificate of Incumbency);

(g)	the register of directors of the Company dated 30 January 2023 (the Register of Directors);

(h)	the register of members of the Company dated 30 January 2023 (the Register of Members, together with the Register of Directors, the Registers);

(i)	written resolutions of the sole director of the Company dated [●] approving, inter alia, the Registration Statement (the Director’s Resolutions); and

(j)	written resolutions of the sole shareholder of the Company dated [●] (together with the Director’s Resolutions, the Resolutions).

1.2	We have not made any enquiries or undertaken any searches concerning, and have not examined any other documents entered into by or affecting the Company or any other person, save for the examinations referred to in paragraph 1.1 above. In particular, but without limitation, we have not examined any documents referred to within the Registration Statement save as expressly referred to above and our opinion is limited accordingly.

2	Assumptions

This opinion is given only as to the circumstances existing on the date hereof and as to British Virgin Islands law in force on this date. We have relied on the Certificate of Incumbency without further enquiry and upon the following assumptions, which we have not independently verified:

(a)	all parties to the Registration Statement, the Agreement, the Warrant Agreement and the Rights Agreement (other than the Company) have the capacity, power and authority to exercise their rights and perform their obligations under such Registration Statement, Agreement, Warrant Agreement and Rights Agreement;

(b)	each of the Registration Statement, the Agreement, the Warrant Agreement and the Rights Agreement has been or, as the case may be, will be duly authorised by or on behalf of all relevant parties (other than the Company);

(c)	copies of documents or records provided to us are true copies of the originals which are authentic and complete;

(d)	all signatures and seals on all documents are genuine and authentic and in particular that any signatures on the documents we have reviewed are the true signatures of the persons authorised to execute the same;

(e)	the Resolutions remain in full force and effect and the sole director of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him in approving the transactions approved in the Director’s Resolutions and the sole director does not have a financial interest in or other relationship to a party of the transactions approved in the Director’s Resolutions which has not been properly disclosed in the Director’s Resolutions;

(f)	the Warrant Agreement will be duly executed, dated and delivered by all parties thereto in materially the same form as the last draft examined by us;

(g)	the accuracy and completeness of the Certificate of Incumbency and the Registers as at the date hereof; and

(h)	the information and documents disclosed by the searches of the Public Records was and is accurate, up-to-date and remains unchanged as at the date hereof and there is no information or document which has been delivered for registration by any party (other than the Company), or which is required by the laws of the British Virgin Islands to be delivered for registration by any party (other than the Company), which was not included and available for inspection in the Public Records.

3	Opinion

Based upon the foregoing, and subject to the qualifications expressed below, we are of the opinion that:

(a)	The Company is a company duly incorporated with limited liability under the BVI Business Companies Act, 2004 (the BCA) and validly existing in good standing under the laws of the British Virgin Islands. It is a separate legal entity and is subject to suit in its own name.

(b)	The Company is authorised to issue a maximum of 101,000,100 shares with no par value divided into three classes of shares as follows: (i) 100,000,000 Class A Ordinary Shares; (ii) 100 class B ordinary shares with no par value; and (iii) 1,000,000 preferred shares with no par value.

(c)	The Class A Ordinary Shares to be offered and sold by the Company as contemplated by the Registration Statement and the Agreement have been duly authorised for issue and, when:

(i)	issued by the Company against payment in full of the consideration therefor in accordance with the terms set out in the Registration Statement and the terms in the Agreement (as applicable) and the Company’s then effective memorandum and articles of association; and

(ii)	such issuances of Class A Ordinary Shares have been duly registered in the Company’s register of members as fully paid shares,

will be validly issued, fully paid and non-assessable.

(d)	Any Class A Ordinary Shares which are to be issued pursuant to the Warrants and the Rights, in each case when the Warrants and/or the Rights are exercisable under the terms of the Warrant Agreement and the Rights Agreement, respectively, as described in the Registration Statement, have been duly authorised for issue and, when:

(i)	issued by the Company upon due exercise of the Warrants and the Rights in accordance with the terms of the Warrant Agreement and the Rights Agreement, respectively, as described in the Registration Statement and in accordance with the Company’s then effective memorandum and articles of association, and

(ii)	such issuances of Class A Ordinary Shares have been duly registered in the Company’s register of members as fully paid shares,

will be, subject to payment of the exercise price therefor under the terms of the Warrants and the Rights (as applicable), validly issued, fully paid and non-assessable.

(e)	As soon as the Reincorporation Merger (as defined in the Agreement) becomes effective, the obligations of the Parent in respect of its existing warrants and rights, will be binding on the Company on the same terms thereof (save that the securities issuable thereunder shall be securities in the Company).

4	Limitations and Qualifications

4.1	We offer no opinion:

(a)	in relation to the laws of any jurisdiction other than the British Virgin Islands (and we have not made any investigation into such laws);

(b)	in relation to any representation or warranty made or given by the Company in the Registration Statement; or

(c)	as to the commerciality of the transactions envisaged in the Registration Statement or, save as expressly stated in this opinion, whether the Registration Statement and the transaction envisaged therein achieve the commercial, tax, legal, regulatory or other aims of the parties to the Registration Statement.

4.2	Under the BCA an annual fee must be paid in respect of the Company to the Registry of Corporate Affairs in the British Virgin Islands. Failure to pay the annual fees by the relevant due date will render the Company liable to a penalty fee in addition to the amount of the outstanding fees. If the license fee remains unpaid from the due date, the Company will be liable to be struck off the Register of Companies.

4.3	For the purposes of this opinion “in good standing” means only that as of the date of this opinion the Company is up-to-date with the payment of its annual fee to the Registry of Corporate Affairs under the BCA. We have made no enquiries into the Company’s good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the British Virgin Islands other than the BCA.

4.4	We have not undertaken any enquiry and express no view as to the compliance of the Company with the Economic Substance (Companies and Limited Partnerships) Act 2018.

5	Governing Law and Reliance

5.1	This opinion shall be governed by and construed in accordance with the laws of the British Virgin Islands and is limited to the matters expressly stated herein. This opinion is confined to and given on the basis of the laws and practice in the British Virgin Islands at the date hereof.

5.2	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” of the Registration Statement. In the giving of our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.

Yours faithfully

Ogier

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